Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Shareholding

March 28, 2017 – Shire plc (LSE: SHP, NASDAQ: SHPG)

Notification of transactions by person discharging managerial responsibilities

1.	Details of the person discharging managerial responsibilities (“PDMR”) / person closely associated them (“PCA”)
a)	Name	Philip Vickers
2.	Reason for the notification
a)	Position / status	Head of Research and Development – PDMR
b)	Initial notification / amendment	Initial notification
3.	Details of the issuer, emission allowance participant, auction platform, auctioneer or auction monitor
a)	Name	Shire plc
b)	LEI	54930005LQRLI2UXRQ59
4.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Shire plc American Depositary Shares (“ADSs”)
	Identification code	ISIN: US82481R1068
b)	Nature of the transaction	Disposal of ADSs
c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$177.59	100
		$177.59	100
		$177.58	100
		$177.58	100
		$177.57	100
		$177.56	100
		$177.55	100
		$177.51	10
		$177.49	100
		$177.47	100
		$177.47	100

$177.48	100
$177.44	204
$177.44	96

d)	Aggregated information - Aggregated volume - Price	Weighted average price	Volume
		$177.52	1,410
e)	Date of the transaction	March 27, 2017
f)	Place of the transaction	NASDAQ
5.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Shire plc American Depositary Shares (“ADSs”)
	Identification code	ISIN: US82481R1068
b)	Nature of the transaction	Disposal of ADSs
c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$177.50	200
		$177.44	400
		$177.45	200
		$177.44	1
		$177.45	600
		$177.45	300
d)	Aggregated information - Aggregated volume - Price	Weighted average price	Volume
		$177.45	1,701
e)	Date of the transaction	March 27, 2017
f)	Place of the transaction	NYSE BEST

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Ian Karp	ikarp@shire.com	+1 781 482 9018
Robert Coates	rcoates@shire.com	+44 1256 894874
Media
Lisa Adler	lisa.adler@shire.com	+1 617 588 8607
Debbi Ford	debbi.ford@shire.com	+1 617 949 9083

NOTES TO EDITORS

About Shire

Shire is the leading global biotechnology company focused on serving people with rare diseases. We strive to develop best-in-class products, many of which are available in more than 100 countries, across core therapeutic areas including Hematology, Immunology, Neuroscience, Ophthalmics, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; and a growing franchise in Oncology.

Our employees come to work every day with a shared mission: to develop and deliver breakthrough therapies for the hundreds of millions of people in the world affected by rare diseases and other high-need conditions, and who lack effective therapies to live their lives to the fullest.

www.shire.com